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                         A.C. MOORE ARTS & CRAFTS, INC.

            1997 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN


1.       DEFINITIONS.

         Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this A.C. MOORE ARTS &
CRAFTS, INC. 1997 Employee, Director and Consultant Stock Option
Plan, have the following meanings:

                  Administrator means the Board of Directors, unless it has delegated power to act on its behalf to a committee. (See Article 4)

                  Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

                  Board of Directors means the Board of Directors of the Company.

                  Code means the United States Internal Revenue Code of 1986, as amended.

                  Committee means the Committee to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

                  Common Stock means shares of the Company's common stock, no par value.

                  Company means A.C. Moore ARTS & CRAFTS, INC., a Pennsylvania corporation.

                  Disability or Disabled means permanent and total disability as defined in Section 22(e) (3) of the Code.

                  Fair Market Value of a Share of Common Stock means:

                  (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the average of the closing or last sale prices of the Common Stock on the Composite Tape or other comparable reporting system for the ten (10) consecutive trading days immediately preceding such applicable date;

                  (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the ten


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                  (10) days referred to in clause (1), and if bid and asked
                  prices for the Common Stock are regularly reported, the average of the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the ten (10) days on which Common Stock was traded immediately preceding such applicable date; and

                  (3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

                  ISO means an option meant to qualify as an incentive stock option under Code Section 422.

                  Initial Public Offering ("IPO") means an offering by the Company of Common Stock to the public in a firm commitment underwriting which results in the Common Stock being a class of securities registered under the Securities Exchange Act of 1934, as amended.

                  Key Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Options under the Plan.

                  Non-Qualified Option means an option which is not intended to qualify as an ISO.

                  Option means an ISO or Non-Qualified option granted under the Plan.

                  Option Agreement means an agreement between the Company and a Participant executed and delivered pursuant to the Plan.

                  Participant means a Key Employee, director or consultant to whom one or more Options are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

                  Participant's Survivors means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to an Option by will or by the laws of descent and distribution.

                  Plan means this A.C. Moore Arts & Crafts, Inc. 1997 Employee, Director and Consultant Stock Option Plan.


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                  Profit Shares means the Shares purchased by a Participant
                  pursuant to one or more Options that have the value equal to the excess of the Fair Market Value of the Shares subject to such Option or Options over the purchase price of the option as set forth in the applicable Option Agreement.

                  Shares means shares of the Common Stock as to which options have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.


2.       PURPOSES OF THE PLAN.

         The Plan is intended to encourage ownership of Shares by Key Employees, directors and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate.


3.       EFFECTIVENESS OF PLAN.

         This Plan shall become effective on the date of its adoption by the Company's Board of Directors, subject however to approval by the holders of the Company's Common Stock in the manner as prescribed in the Code and the regulations thereunder. Options may be granted under this Plan prior to obtaining shareholder approval, provided such options shall not be exercisable before such shareholder approval is obtained.


4.       SHARES SUBJECT TO THE PLAN.

         The number of Shares subject to this Plan as to which Options may be granted from time to time shall be 1,000,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction effected after such date in accordance with Paragraph 16 of the Plan. No individual may receive options under the Plan exercisable for more than 50% of the total number of shares of Common Stock authorized for issuance under this Plan.

         If an Option ceases to be "outstanding", in whole or in part, the Shares which were subject to such Option shall be

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available for the granl such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.


5.       ADMINISTRATION OF THE PLAN.

         The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to a Committee of the Board of Directors. Following the date on which the Common Stock is registered under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), the Plan is intended to comply in all respects with Rule 16b-3 or its successors, promulgated pursuant to Section 16 of the 1934 Act with respect to Participants who are subject to Section 16 of the 1934 Act, and any provision in this Plan with respect to such persons contrary to Rule 16b-3 shall be deemed null and void to the extent permissible by law and deemed appropriate by the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

         a. Interpret the provisions of the Plan or of any option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

         b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, directors and consultants shall be granted Options;

         c. Determine the number of Shares for which an Option or Options shall be granted; and

         d. Specify the terms and conditions upon which an Option or options may be granted;

         provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Code Section 422 of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Option granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is other than the Board of Directors. No member of the Administrator shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the exercise of any authority or discretion granted in connection with the Plan to the Administrator, or

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         for the acts or omissions of any other members of the
         Administrator.


6.       ELIGIBILITY FOR PARTICIPATION.

         The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director or consultant of the Company or of an Affiliate at the time an Option is granted. Notwithstanding any of the foregoing provisions, the Administrator may authorize the grant of an Option to a person not then an employee, director or consultant of the Company or of an Affiliate. The actual grant of such Option, however, shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Option Agreement evidencing such Option. ISOs may be granted only to Key Employees. Non-Qualified Options may be granted to any Key Employee, director or consultant of the Company or an Affiliate. The granting of any Option to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of options.


7.       TERMS AND CONDITIONS OF OPTIONS.

         Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and by the Particinted subject to such conditions as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

         A. Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option;

                  a. Option Price: The option price (per share) of the Shares covered by each Option shall be determined by the Administrator;

                  b. Each Option Agreement shall state the number of Shares to which it pertains;

                  c. Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised,

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                           and may provide that the Option rights accrue or
                           become exercisable in installments over a period of months or years, or upon the attainment of stated goals; and

                  d. Provided that the Common Stock is not a class of securities registered under the Securities Exchange Act of 1934, as amended, exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders including requirements that:

                            i. The Participant's or the Participant's Survivors' right to sell the Shares may be restricted; and

                           ii. The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

                  e. No Option may be exercised unless the Company has issued Shares of Common Stock to the public in an IPO in 1997.

         B. ISOs: Each Option intended to be an ISO shall be issued only to a Key Employee and be subject to at least the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Code Section 422 and relevant regulations and rulings of the Internal Revenue Service:

                  a. Minimum Standards: The ISO shall meet the minimum standards required of Participants who are granted Non-Qualified Options, as described above, except clause (a) thereunder.

                  b. Option Price: Immediately before the Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Code
                           Section 424(d):

                            i. Ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company or an Affiliate, the Option price (per share) of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market

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                                    Value (per share) of the Shares on the date
                                    of the grant of the Option.

                           ii. More than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, the Option price (per share) of the Shares covered by each Option shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

                  c.       Term of Option:  For Participants who own

                            i. Ten percent (10%) or less of the total combined voting power of all classes of share capital of the Company or an Affiliate, each Option shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide.

                           ii. More than 10% of the total combined voting power of all classes of share capital of the Company or an Affiliate, each Option shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

                  d. Medium of Payment: The Option price shall be payable upon the exercise of the Option and only in such form as the Administrator determines and as is permitted by Section 422 of the Code.

                  e. Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (e) shall have no force or effect if its inclusion in the Plan is not necessary for options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

                  f. Limitation on Grant of ISOS: No ISOs shall be granted after July 18, 2007, the date which is the earlier of ten (10) years from the date of the adoption of the Plan by the Company and the date

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                           of the approval of the Plan by the shareholders of
                           the Company. Neither the Company nor any of its current or future parent, subsidiaries or affiliates, nor their officers, directors, shareholders, stock option plan committees, employees or agents shall have any liability to any optionee in the event: (i) an option granted as a ISO hereof does not qualify as an ISO as set forth in Section 422 of the Code and regulations thereunder; (ii) any optionee does not obtain the tax treatment pertaining to an ISO; or
                           (iii) any option granted as a Non-Qualified Option hereof is an ISO.

                  g. IPO: No Option may be exercised unless the Company has issued shares of Common Stock to the public in an IPO in 1997.

         C. Directors' Options: Each initial director who is not an employee of the Company or an Affiliate and does not hold an existing option shall be granted an initial Non-Qualified Option. The Option shall (i) have an exercise price equal to the Fair Market Value (per share) of the Shares on the date of grant of the option, (ii) have a term of ten (10) years, and (iii) be exercisable upon completion of one full year of service on the Board of Directors after the date of grant. Notwithstanding the provisions of Paragraph 23 concerning amendment of the Plan, the provisions of this Subparagraph C shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

         D. Offer of Stock on Grant Date: Corporate action constituting an offer of stock for sale to any employee under the terms of the options to be granted hereunder shall be deemed complete as of the date when the Administrator authorized the grant of the option to the employee, regardless of when the option is actually delivered to the employee or acknowledged or agreed to by him.


8.       EXERCISE OF OPTION AND ISSUANCE OF SHARES.

         a. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, together with the tender of the full purchase price for the Shares as to which such Option is being exercised, and upon compliance with any other condition(s) set forth in the Option

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                  Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Full payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock valued at a fair market value as of the date of exercise equal to the cash exercise price of the Option, subject to such limitations on the tender of Common Stock as the Committee may impose, or by a combination of cash and shares of Common Stock, or (c) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in
                  Section 1274(d) of the Code, or (d) at the discretion of the Administrator, by any combination of (a), (b) and (c) above.

         b. The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.

         c. The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 19) if such acceleration would violate the annual vesting limitation contained in
                  Section 422(d) of the Code, as described in paragraph
                  6.B.(e).







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         d.       To the extent a Participant satisfies the exercise
                  price under Paragraph 7(a) using Common Stock, such Participant shall receive a grant of new options subject to the terms set forth under Paragraph 6, except the exercise price under the new option grant ("Reload Grant") will be equal to the Fair Market Value of the Stock on the date of grant (as determined in good faith by the Administrator.


9.       RIGHTS AS A SHAREHOLDER.

         No Participant to whom an Option has been granted shall have rights as a shareholder with respect to any Shares covered by such Option, except after due exercise of the Option and tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of the Participant.


10.      ASSIGNABILITY AND TRANSFERABILITY OF OPTIONS.

         By its terms, an Option granted to a Participant shall not be transferable by the Participant other than by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by such Participant (or by his or her legal representative). Such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon an Option, shall be null and void.


11.      EFFECT OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE".

         Except as otherwise provided in the pertinent Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised all Options, the following rules apply:

         a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination "for cause", Disability, or death for which events there are special rules in Paragraphs 11, 12, and 13, respectively), may exercise any Option granted to him or her to the extent that the right to purchase Shares has accrued on the date of such termination of service, but only within such term

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                  as the Administrator has designated in the pertinent
                  Option Agreement.

         b. In no event may an Option Agreement provide, if the option is intended to be an ISO, that the time for exercise be later than three (3) months after the Participant's termination of employment.

         c. The provisions of this paragraph, and not the provisions of Paragraph 12 or 13, shall apply to a Participant who subsequently becomes disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant's death within three (3) months after the termination of employment, director status or consultancy, the Participant's Survivors may exercise the Option within one (1) year after the date of the Participant's death, but in no event after the date of expiration of the term of the Option.

         d. Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause", then such Participant shall forthwith cease to have any right to exercise any Option.

         e. A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or-with an Affiliate, except as the Administrator may otherwise expressly provide.

         f. Options granted under the Plan shall not be affected by any change of employment or other service within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate, provided, however, if a Participant's employment by either the Company or an Affiliate should cease (other than to become an employee of an Affiliate or the Company),

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                  such termination shall affect the Participant's rights under any Option granted to such Participant in accordance with the terms of the Plan and the pertinent Option Agreement.


12.      EFFECT OF TERMINATION OF SERVICE "FOR CAUSE".

         Except as otherwise provided in the pertinent Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated "for cause" prior to the time that all of his or her outstanding Options have been exercised:

         a. All outstanding and unexercised options as of the date the Participant is notified his or her service is terminated "for cause", will immediately be forfeited, unless the Option Agreement provides otherwise.

         b. For purposes of this Article, "cause" shall include (and is not limited to) dishonesty with respect to the employer, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of cause will be conclusive on the Participant and the Company.

         c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause", then the right to exercise any Option is forfeited.

         d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.


13.      EFFECT OF TERMINATION OF SERVICE FOR DISABILITY.

         Except as otherwise provided in the pertinent Option Agreement, a Participant who ceases to be an employee, director

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or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

         a. To the extent that the right to purchase Shares has accrued on the date of his or her Disability; and

         b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Participant not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days of such accrual period prior to the date of Disability.

         A Disabled Participant may exercise such rights only within a period of not more than one (1) year after the date that the Participant became Disabled, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not become disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

         The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). if requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.


14.      EFFECT OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

         Except as otherwise provided in the pertinent Option Agreement, in the event of the death of a Participant to whom an Option has been granted while the Participant is an employee, director or consultant of the Company or of an Affiliate, such option may be exercised by the Participant's Survivors:

         a. To the extent exercisable but not exercised on the date of death; and

         b. In the event rights to exercise the Option accrue periodically, to,the extent of a pro rata portion of any additional rights which would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days of such accrual period prior to the Participant's death.


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         If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.


15.      DISSOLUTION OR LIQUIDATION OF THE COMPANY.

         Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise any option to the extent that the right to purchase Shares has accrued under the Plan as of the date immediately prior to such dissolution or liquidation.


16.      ADJUSTMENTS.

         Upon the occurrence of any of the following events, a Participant's rights with respect to any Option granted to him or her hereunder which have not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Participant and the Company relating to such Option:

         A. Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common stock, the number of shares of Common Stock deliverable upon the exercise of such Option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

         B. Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with


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



respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

         C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

         D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "mon 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOS, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.


17.      ISSUANCES OF SECURITIES.

         Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.


18.      FRACTIONAL SHARES.


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         No fractional share shall be issued under the Plan and the person exercising such right shall receive from the Company cash in lieu of such fractional share equal to the fair market value thereof determined in good faith by the Board of Directors of the Company.


19.      CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS:
         TERMINATION OF ISOs.

         The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Option as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participants ISO's converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such termination.


20.      WITHHOLDING.

         Upon the exercise of a Non-Qualified Option for less than the then Fair Market Value or the making of a Disqualifying Disposition (as defined in paragraph 21), the Company may withhold from the Participant's wages, if any, or other remuneration, or may require the Participant to pay additional federal, state, and local income tax withholding and employee contributions to employment taxes in respect of the amount that is considered compensation includible in such person's gross income. The Administrator in its discretion may condition the exercise of an option for less than the then Fair Market Value on the Participant's payment of such additional income tax withholding and employee contributions to employment taxes.


21.      NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.


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         Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO . A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or
(b) one year after the date the Key Employee acquired shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.


22.      TERMINATION OF THE PLAN.

         The Plan will terminate on July 18, 2007, the date which is ten (10) years from the earlier of the date of its adoption and the date of its approval by the stockholders of the Company. The Plan may be terminated at an earlier date by vote of the stockholders of the Company; provided, however, that any such earlier termination will not affect any Options granted or Option Agreements executed prior to the effective date of such termination.


23.      AMENDMENT OF THE PLAN.

         The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Options granted under the Plan or Options to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, to the extent necessary to ensure the qualification of the Plan under Rule 16b-3, and to the extent necessary to qualify the Shares issuable upon exercise of any outstanding Options granted, or Options to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which is of a scope that requires stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options or requires stockholder approval in order to ensure the compliance of the Plan with Rule 16b-3 shall be subject to obtaining such stockholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, affect his or her rights under an Option previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements in a manner not inconsistent with the Plan.



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



24.      EMPLOYMENT OR OTHER RELATIONSHIP.

         Nothing in this Plan or any Option Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.


25.      GOVERNING LAW.

         This Plan shall be construed and enforced in accordance with the law of the State of Pennsylvania.

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



                             AMENDMENT NUMBER ONE TO
                            A.C. MOORE, INCORPORATED
                           1997 EMPLOYEE, DIRECTOR AND
                          CONSULTANT STOCK OPTION PLAN



         This Amendment Number One to the A.C. Moore, Incorporated 1997 Employee, Director and Consultant Stock Option Plan is made as of
_________________________, 1997.

         1. The first paragraph of Section 3 of the Plan, "Shares subject to the Plan," is hereby deleted in its entirety and the following is substituted therefor:

                           The number of Shares subject to this Plan as to which
                Options may be granted from time to time shall be ____________, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction effected after such date in accordance with Paragraph 16 of the Plan.

         2. In all other respects the Plan shall remain in full force and effect.

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


                            A.C. MOORE, INCORPORATED

         Following is a summary of the federal income tax consequences resulting from a sale of stock or an exercise of options. Because the tax consequences depend in part on each shareholder's individual circumstances, we recommend shareholders consult with their own tax advisors for more detailed evaluation of alternatives.


                           Nonqualified Stock Options

         A holder of a nonqualified stock option (NQSO) will recognize taxable compensation income at the time of exercise of the option in an amount equal to the difference between the value of the stock acquired and the option price paid for the stock. The amount of compensation income will be added to the option price paid in determining the stockholder's basis in the acquired stock. Any gain or loss on a subsequent disposition will be capital gain, long or short term depending on the holding period, which begins at the time of exercise of the NQSO.

         Long term capital gain is taxed at a nominal maximum rate of 28 percent, as compared to a nominal maximum rate of 31 percent currently applicable to other income. The actual marginal rate for long term capital gain and other income may be higher than the nominal rate as a result of the phaseout of personal exemptions and the reduction of allowable itemized deductions based on adjusted gross income. Various tax bills now pending in Congress may lower the maximum rate for long term capital gain or raise the maximum rate for other income, or both.

         Example 1: The Company granted you a nonqualified stock option two years ago. You now exercise the option and immediately sell the shares. The result is that you will recognize compensation income equal to the difference between the value of the stock on the date of exercise and the exercise price.

         Example 2: Three years ago the Company granted you a nonqualified stock option to purchase shares at $6 per share. Fourteen months ago you exercised the option to purchase 100 shares at $6 per share. At the time of exercise the stock had a value of $9.00 per share. The result is that you recognize $3 per share of compensation at the time of exercise of the option and $1 per share of long term capital gain at the time of sale. There is no tax preference item or alternative minimum tax effect.

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